Exhibit 99.1

Neiman Marcus, Inc. Reports First Quarter Earnings

DALLAS--(BUSINESS WIRE)--December 9, 2009--Neiman Marcus, Inc. today reported financial results for the first quarter of fiscal year 2010. For the first quarter of fiscal year 2010, the Company reported total revenues of $868.9 million compared to $985.8 million in the prior year. Comparable revenues decreased 13.7 percent. Operating earnings for the first quarter of fiscal year 2010 were $74.8 million compared to $81.6 million for the first quarter of fiscal year 2009.

“We are pleased with the progress we made in our first quarter,” said Burton M. Tansky, Chairman and CEO of the Company. “As a result of our intense focus on full price selling, inventory management and expense control, we experienced an improvement in our gross margin and EBITDA rates this quarter.”

Mr. Tansky added, “In addition, we further strengthened our balance sheet, ending the quarter with cash of $319 million, an increase of over $200 million from last year. Also, we achieved our inventory reduction goals with ending inventory down approximately 20% compared to last year.”

This release contains information regarding the Company’s EBITDA which is a non-GAAP financial measure. A reconciliation of these figures to the most directly comparable GAAP figures, together with certain other information, can be found at the end of this release.

Other Items

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, December 9, 2009 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	October 31,	November 1,
(in thousands)	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$319,215	$115,350
Merchandise inventories	863,682	1,084,308
Other current assets	122,893	148,011
Total current assets	1,305,790	1,347,669

Property and equipment, net	973,630	1,068,467
Goodwill and intangible assets, net	3,260,633	4,024,580
Other assets	88,075	74,776
Total assets	$5,628,128	$6,515,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$237,972	$249,624
Accrued liabilities	349,130	400,604
Total current liabilities	587,102	650,228

Long-term liabilities:
Long-term debt	2,972,173	2,946,150
Deferred income taxes	690,970	916,072
Other long-term liabilities	446,385	320,441
Total long-term liabilities	4,109,528	4,182,663

Total shareholders’ equity	931,498	1,682,601
Total liabilities and shareholders’ equity	$5,628,128	$6,515,492

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	First Quarter Ended
	October 31,	November 1,
(in thousands)	2009	2008

Revenues	$868,900	$985,787
Cost of goods sold including buying and occupancy costs	534,223	617,743
Selling, general and administrative expenses	218,819	242,829
Income from credit card program, net	(13,087)	(13,001)
Depreciation expense	35,782	38,599
Amortization of intangible assets	13,845	13,568
Amortization of favorable lease commitments	4,469	4,469

Operating earnings	74,849	81,580

Interest expense, net	59,365	57,845

Earnings before income taxes	15,484	23,735

Income taxes	6,963	10,857

Net earnings	$8,521	$12,878

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	First Quarter Ended
	October 31,	November 1,
(dollars in millions)	2009	2008

REVENUES:
Specialty Retail Stores	$721.6	$827.1
Direct Marketing	147.3	158.7
Total	$868.9	$985.8

OPERATING EARNINGS:
Specialty Retail Stores	$87.2	$94.4
Direct Marketing	21.7	19.4
Corporate expenses	(15.8)	(14.2)
Amortization of intangible assets and favorable lease commitments	(18.3)	(18.0)
OPERATING EARNINGS	$74.8	$81.6

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)
OTHER DATA:

	First Quarter Ended
	October 31,	November 1,
(dollars in millions)	2009	2008

Capital expenditures	$17.3	$33.5

Depreciation	$35.8	$38.6
Amortization of intangibles	$18.3	$18.0

Rent expense	$21.0	$22.1

EBITDA*	$128.9	$138.2

* For an explanation of EBITDA, see “Non-GAAP Financial Measure.”

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net earnings as reflected in the Company’s condensed consolidated statements of earnings prepared in accordance with GAAP to EBITDA:

	First Quarter Ended
	October 31,	November 1,
(dollars in millions)	2009	2008

Net earnings	$8.5	$12.9
Income taxes	6.9	10.9
Interest expense, net	59.4	57.8
Depreciation	35.8	38.6
Amortization of intangible assets and favorable lease commitments	18.3	18.0
EBITDA	$128.9	$138.2

We present the non-GAAP financial measure EBITDA because we use this measure to monitor and evaluate the performance of our business and believe the presentation of this measure will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA as a component of the measurement of incentive compensation.

EBITDA is not a presentation made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. For example, EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements, for working capital needs; does not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; excludes tax payments that represent a reduction in cash available; and does not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
James E. Skinner, 214-757-2954
Executive Vice President and
Chief Financial Officer
or
Stacie Shirley, 214-757-2967
Vice President – Finance
and Treasurer